Exhibit 10.13

WAIVER AND FIRST AMENDMENT TO LOAN AGREEMENT

This WAIVER AND FIRST AMENDMENT (this “Amendment”) is made and entered into as of June 8, 2006 but, unless otherwise specified, effective for all purposes as of December 1, 2005 (the “Effective Date”) to the Loan and Security Agreement dated as of December 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Loan Agreement”), among Insight Equity A.P. X, L.P. (“Borrower”), the Loan Parties named therein, and ORIX Finance Corp. as agent for the Lenders (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, Borrower has advised the Agent that (a) certain Warrants previously valued at $0.00 have been revalued at $2,060,000 by American Appraisal, Borrower’s third-party evaluation company, (b) pursuant to regulations issued by the Financial Accounting Standards Board the increased value of such Warrants may be classified as a liability on Borrower’s financial statements, thus increasing Borrower’s interest expense for its 2005 financial statements by an equal amount, and (c) such increased interest expense has caused or will cause an Event of Default under Section 6.6 of the Loan Agreement (the “Warrant Default”).

WHEREAS, an Event of Default has occurred and is continuing under the Loan Agreement by reason of Borrower’s failure to deliver the financial statements required by Section 9.7 of the Loan Agreement (the “Financial Statement Default” and collectively with the Warrant Default, the “Existing Defaults”).

WHEREAS, Borrower has requested that Agent and the Required Lenders agree to (a) waive the Existing Defaults and any future Default or Event of Default that will exist under Section 6.6 solely as a result of an increase in the value of the Warrants, and to (b) amend certain provisions of the Loan Agreement.

WHEREAS, Agent and the Required Lenders are willing to agree to such requests upon the terms and conditions of this Amendment.

WHEREAS, this Amendment shall constitute one of the Other Documents, these Recitals shall be construed as part of this Amendment and capitalized terms used but not otherwise defined in this Amendment shall have the meanings described to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Terms Defined.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

Section 2.               Amendments to Loan Agreement.  Subject to the conditions set forth in Section 5 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           Amendment to Definition of “EBITDA”.  Effective as of the Effective Date, the definition of the term “EBITDA” in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“EBITDA” shall mean, for any period and without duplication, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses of Borrower and its consolidated Subsidiaries for such period, plus (c) amortization expenses of Borrower and its consolidated Subsidiaries for such period, plus (d) if and to the extent that such management fee expenses have been deducted for purposes of determining Earnings Before Interest and Taxes, management fee expenses of Borrower, to the extent permitted under Section 7.7 hereof, for such period, plus (e) if and to the extent not already included in clause (c) above, fees, commissions and charges payable on the Closing Date under this Agreement, the Fee Letter or the Other Senior Credit Agreement and fees previously amortized required to be expensed due to the amendment and restatement of that certain Revolving Credit, Term Loan and Security Agreement, dated as of October 31, 2004 among Senior Agent, the other financial institutions party thereto from time to time, Borrower and certain other Loan Parties party thereto (the “Existing Agreement”) pursuant to the Other Senior Credit Agreement; provided, however, that EBITDA for each of the months of November 2004 through and including October 2005 shall be the amounts for such month set forth on Schedule 1.2(c) hereto.

(b)           Amendment to Definition of “Fixed Charge Coverage Ratio”.  Effective as of the Effective Date, the definition of the term “Fixed Charge Coverage Ratio” in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) (i) EBITDA minus (ii) Capital Expenditures actually paid in cash (and not financed) by Borrower and its consolidated Subsidiaries during such fiscal period minus (iii) all cash taxes paid or payable by Borrower and its consolidated Subsidiaries during such fiscal period, minus (iv) all dividends and/or distributions (but excluding the payment, on or before the Closing Date, of accrued dividends on the issued and outstanding Class A-1 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $600,821.92 and accrued dividends on, and the redemption price of, the issued and outstanding Class A-2 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $2,000,000.00 and $12,500,000.00, respectively) paid pursuant to Section 7.7(c) hereof or otherwise to (b) all Senior Debt  Payments, other than mandatory prepayments of principal based upon Excess Cash Flow required pursuant to Section 2.14(b), plus all Subordinated Debt Payments, in each case paid or payable during such fiscal period.

(c)           Amendment to Definition of Tangible Net Worth.  Effective as of the Effective Date, the definition of the term “Tangible Net Worth” in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Tangible Net Worth” shall mean, at a particular date and without duplication, (a) the aggregate amount of all assets of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP consistently applied excluding such assets as are properly classified as intangible assets under GAAP, plus (b) intangible assets acquired or created on or before December 1, 2005, less (c) the aggregate amount of all liabilities of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP, plus (d) the sum of (i) the aggregate amount of the prepayment fees or penalties paid by Borrower to the holders of the Subordinated Loans in connection with the prepayment of the Subordinated Loans, provided that such amount shall not exceed $720,000, (ii) the aggregate amount of Borrower’s costs associated with the closing of the Existing Agreement which were required to be expensed by Borrower in connection with the execution of the Other Senior Credit Agreement (as an amendment and restatement of the Existing Agreement), provided that such amount shall not exceed $859,000, and (iii) Permitted Tax Payments made and permitted to be made in accordance with Section 7.7(b) of this Agreement; provided, however, that for purposes of clause (c) preceding, liabilities consisting of the Warrants shall be excluded.

Section 3.               Limited Waivers.

(a)           Waiver.  Notwithstanding anything to the contrary contained in the Agreement or any Other Document, Lenders hereby waive the Event of Default that occurred as a result of Borrower’s failure to timely furnish to Agent financial statements of Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2005 and other documents required to be delivered therewith, all as required by Section 9.7 of the Agreement, and Lenders hereby agree that delivery of such financial statements and such other documents on or before June 15, 2006 is hereby consented to and shall not constitute a violation of Section 9.7 of the Agreement or an Event of Default under the Agreement or an event of default under any Other Document.

(b)           Limitation of Waiver.  The waiver and consent set forth in Section 3.1 of this Amendment shall be limited strictly as written and shall not be deemed a waiver of, or a consent to noncompliance with, any term or provision of the Agreement or any Other Document except as expressly set forth in Section 3.1 of this Amendment.

Section 4.               Representations and Warranties.  To induce the Agent and the Lenders to enter into this Amendment, Borrower represents and warrants that:

(a)           No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof;

(b)           Representations and Warranties.  As of the date hereof and, after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Loan Agreements or Other Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(c)           Corporate Authority.  (i) The execution, delivery and performance by Borrower to this Amendment are within its organizational powers and have been duly authorized by all necessary organizational action on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms and (iii) neither the execution, delivery or performance by Borrower of this Amendment (1) violates any law or regulation, or any other or decree of any Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (3) results in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral, (4) violates or conflicts with the Organizational Documents of Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

Section 5.               Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           No Default.  No Default or Event of Default under the Loan Agreement, as amended hereby and subject to the waivers granted pursuant hereto, shall have occurred and be continuing.

(b)           Warranties and Representations.  After giving effect to this Amendment and the transactions contemplated hereby, the warranties and representations of Borrower contained in the Loan Agreement or Other Documents shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, and all of such representations and warranties (except those relating to an earlier date) are hereby remade by Borrower as of the date hereof.

(c)           Amendment to PNC Credit Agreement.  The Agent shall have received amendments and waivers to the Other Senior Credit Agreement, all in form and substance satisfactory to Agent.  No event of default under the Other Senior Credit Documents, as amended and waived thereby, shall have occurred and be continuing.

(d)           Other Requirements.  The Agent shall have received such other documentation which it shall have requested pursuant to this Amendment.

Section 6.               Reference to and Effect on Loan Documents.

(a)           Ratification.  Except as specifically amended above, the Loan Agreement and the Other Documents shall remain in full force and effect.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Loan Agreement or any other Loan Document Borrower hereby ratifies and reaffirms each of the terms and conditions of the Loan Agreement and the Other Documents to which it is a party and all of its obligations thereunder.

(b)           No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Loan Agreement or any of the Other Documents, other than to the extent expressly set forth herein.

Section 7.               Future Waivers and Extensions.  Nothing in this Amendment shall be construed as an agreement by Agent or any Lender to make any further extensions or waivers of the conditions described herein or any other conditions of the Loan Agreement.  Any further extensions or waivers of such conditions shall be at the sole and absolute discretion of Agent and each Lender, and each shall be free to make or not make any such further waivers or extensions.  The foregoing waivers shall be limited precisely as written, and nothing in this Amendment shall be deemed to prejudice any right or remedy that Agent or any successor may now have (after giving effect to the foregoing waivers and amendments) or may have in the future under or in connection with the Loan Agreement or any of the Other Documents or any other document, instrument or agreement executed and delivered in connection with the foregoing.

Section 8.               Acknowledgement of Guarantors.  Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment.

Section 9.               Miscellaneous.

(a)           Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of Borrower, Agent, the Lenders and their respective successors and assigns.

(b)           ENTIRE AGREEMENT.  THIS AGREEMENT REPRESENTS THE ENTIRE, FINAL AGREEMENT AND UNDERSTANDING CONCERNING THE SUBJECT MATTER HEREOF BETWEEN THE PARTIES HERETO, AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, REPRESENTATIONS, WARRANTIES, COMMITMENTS, PROPOSALS, OFFERS AND CONTRACTS CONCERNING THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN.  THIS AGREEMENT, ANY SUPPLEMENTS HERETO, AND ANY INSTRUMENTS OR DOCUMENTS DELIVERED OR TO BE DELIVERED IN CONNECTION HEREWITH MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

(c)           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)           Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(e)           Counterparts.  This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(f)            Incorporation of Loan Agreement Provisions.  The provisions contained in Section 15.1 (Governing Law) and Section 12.3 (Jury Waiver) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signatures follow]

IN WITNESS WHEREOF, Borrower, the Loan Parties, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

BORROWER:

INSIGHT EQUITY A.P. X, LP

By:	Insight Equity A.P. X Company, LLC
Title:	General Partner

	By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

SUBSIDIARIES:

INSIGHT EQUITY A.P. X ASIA, LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

PT. VISION-EASE ASIA

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	President Commissioner

INSIGHT EQUITY A.P. X CANADA, LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

INSIGHT EQUITY A.P. X CANADA PARTNERS, LP

By:	Insight Equity A.P. X Canada, LLC
Title:	General Partner

	By:	/s/ Ted W. Beneski
Name: Ted W. Beneski
Title: Chairman of the Board

VISION-EASE CANADA CO.

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

VISION EASE LENS EUROPE LIMITED

By:	/s/ Richard Faber
	Name:	Richard Faber
	Title:	Director

VISION-EASE LENS LIMITED

By:	/s/ Richard Faber
	Name:	Richard Faber
	Title:	Director

GENERAL PARTNER

INSIGHT EQUITY A.P. X COMPANY, LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

ORIX FINANCE CORP., as Agent on behalf of the Required Lenders and as a Lender

By:	/s/ Christopher L. Smith
	Name:	Christopher L. Smith
	Title:	Authorized Representative

COASTLEDGE AND CO., AS THE NOMINEE OF ARROW INVESTMENT PARTNERS

By:	/s/ Kevin S. Buckle
	Name:	Kevin S. Buckle
	Title:	Senior Vice President
Grandview Capital Management, LLC
As Investment Manager

NEWSTAR COMMERCIAL LOAN TRUST 2006-1

By:	NewStar Financial, Inc., as Servicer

	By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director